Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Company Contact:	Michael Garnreiter	(602) 852-9000
	Chief Financial Officer	E-mail: Michaelg@mstreetinc.com

MAIN STREET RESTAURANT GROUP, INC.

ANNOUNCES ITS 2004 SECOND QUARTER  RESULTS

PHOENIX, ARIZONA, August 4, 2004—MAIN STREET RESTAURANT GROUP, INC. (Nasdaq symbol: MAIN), (formerly known as MAIN STREET AND MAIN INCORPORATED) the world’s largest franchisee of T.G.I. Friday’s restaurants, the owner and operator of the Bamboo Club – Asian Bistro, the Redfish Seafood Grill and Bar, and Alice Cooper’stown restaurant concept in Cleveland, Ohio, today announced its operating results for the second quarter ended June 28, 2004.

Revenue for the quarter ended June 28, 2004 was $56.6 million compared with revenue of $60.1 million for the comparable quarter in 2003.  For the second quarter, net income was $867,000, or $.06 per fully diluted share, compared to $1,546,000, or $.11 per fully diluted share, in the same quarter last year. These decreases were primarily the result of the loss of revenue from the three T.G.I. Friday’s and one Redfish restaurant that were sold and closed, respectively, in the first half of 2003, and the fact that same store sales were down by 1.6% for the quarter compared to a decrease of 1.3% for the same quarter in 2003. These revenue declines were somewhat offset by the impact of the four new restaurants opened in 2003.

Our measure of operating cash flow known as EBITDA for the three months ended June 28, 2004 was $4.2 million, compared to $4.8 million in the second quarter last year.  The computation of our quarterly EBITDA can be found in Appendix A, attached to this press release.

Mr. Bill Shrader, President and Chief Executive Officer said, “Sales during the quarter were disappointing compared against our success in the first quarter. Sales in the first quarter were assisted by strong media in our T.G.I. Friday’s brand that featured new Atkins-approved menu items. The sales momentum we achieved in the first quarter did not carry over into the second quarter. The second quarter T.G.I. Friday’s advertising schedule did not include a follow up on the Atkins Menu. Starting in July, we are back on air with two new Atkins - approved menu items.  On the operations front, our company’s supply chain group continued to keep margins at the highest levels in recent memory by strong buying, contracting and product sourcing, despite protein commodity cost increases.”

Recent Developments

During the second quarter, Main Street signed a new, five year soft drink beverage contract with Coke®, and recognized approximately $156,000 in additional earned incentives, and closed out one of our interest rate swaps for a gain of approximately $178,000. In addition, our stockholders approved  a change in our corporate name to Main Street Restaurant Group, Inc., which was implemented in July.

We expect  to open our newest Bamboo Club – Asian Bistro in Fairfax, Virginia, in the third quarter of 2004.

Early in the third quarter, we announced a corporate restructuring which will allow us to operate more efficiently and cost effectively.  Approximately 10 employees were terminated or reassigned.  The approximate cost for severance and outplacement in connection with the termination is $250,000 and will be recorded in our third quarter.

Expectations

Based on our current outlook for the full year 2004, we are reiterating our guidance of a same stores sales increase between 2% and 3%, fully diluted net income per share is expected to range from $0.14 to $0.16, and EBITDA is expected to range from $14 to $16 million.

Earnings Conference call

As a reminder, our earnings conference call is scheduled for today, August 4, 2004 at 5:00 pm EST. The toll free dial in number is 1-800-299-7635 (or 1-617-786-2901 for international calls), and the participant pass code is 13103587. You can visit our web site at http://www.mainandmain.com for a replay.

—Appendix A and Three Tables to Follow —

MAIN STREET Restaurant Group, Inc., is the world’s largest franchisee of T.G.I. Friday’s restaurants, operating 53 T.G.I. Friday’s, twelve Bamboo Club – Asian Bistros, four Redfish Seafood Grill and Bar, and one Alice Cooper’stown restaurants.

This press release contains forward-looking statements regarding the Company’s business strategies, business outlook, anticipated new store openings, and revenue and earnings expectations.  These forward-looking statements are based primarily on the Company’s expectations and are subject to a number of risks and uncertainties, some of which are beyond the Company’s control.  Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the Company’s Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.

Appendix A

Computation of quarterly Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (in millions):

	Quarter ended June 28, 2004	Quarter ended June 30, 2003
Net Income	$0.9	$1.5
Add-Income taxes	0.1	—
•Interest expense	0.8	1.0
•Depreciation and Amortization	2.4	2.3

EBITDA	$4.2	$4.8

MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value and Share Data)

	June 28, 2004	December 29, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,251	$4,600
Accounts receivable, net	1,257	1,494
Inventories	2,586	2,762
Prepaid expenses	764	971
Total current assets	9,858	9,827
Property and equipment, net	67,750	68,129
Other assets, net	2,143	2,218
Notes receivable, net	1,685	1,657
Goodwill	21,685	21,685
Franchise fees, net	1,932	1,999
Purchased franchise territories	675	692
Total assets	$105,728	$106,207

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,736	$3,815
Accounts payable	5,345	6,408
Other accrued liabilities	17,572	16,577
Total current liabilities	26,653	26,800
Long-term debt, net of current portion	45,617	47,869
Other liabilities and deferred credits	1,929	2,441
Total liabilities	74,199	77,110

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized; no shares issued and outstanding in 2004 and 2003	—	—
Common stock, $.001 par value, 25,000,000 shares authorized; 14,642,000 shares issued and outstanding in 2004 and 2003, respectively	15	15
Additional paid-in capital	54,927	54,927
Accumulated deficit	(21,748)	(23,792)
Accumulated other comprehensive loss	(1,665)	(2,053)
Total stockholders’ equity	31,529	29,097
Total liabilities and stockholders’ equity	$105,728	$106,207

MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended
	(unaudited)
	June 28, 2004	June 30, 2003

Revenue	$56,610	$60,110

Restaurant operating expenses
Cost of sales	14,902	15,888
Payroll and benefits	17,639	18,654
Depreciation and amortization	2,187	2,083
Other operating expenses	17,779	18,143
Total restaurant operating expenses	52,507	54,768

Depreciation and amortization of intangible assets	186	149
General and administrative expenses	2,199	2,224
Preopening expenses	1	358
New manager training expenses	—	69
Impairment charges and other	—	25

Operating income	1,717	2,517

Interest expense and other, net	800	971

Net income before income tax	917	1,546

Income tax expense	50	—

Net income	$867	$1,546

Basic earnings per share
Net income	$0.06	$0.11

Diluted earnings per share
Net income	$0.06	$0.11

Weighted average number of shares outstanding
• Basic	14,642	14,142

Weighted average number of shares outstanding
• Diluted	14,681	14,142

	Six Months Ended
	(unaudited)
	June 28, 2004	June 30, 2003

Revenue	$115,689	$117,696

Restaurant operating expenses
Cost of sales	30,548	31,746
Payroll and benefits	36,058	36,352
Depreciation and amortization	4,262	4,268
Other operating expenses	35,910	35,217
Total restaurant operating expenses	106,778	107,583

Depreciation and amortization of intangible assets	349	298
General and administrative expenses	4,671	4,360
Preopening expenses	23	523
New manager training expenses	—	165
Impairment charges and other	—	25

Operating income	3,868	4,742

Interest expense and other, net	1,774	2,125

Net income before income tax	2,094	2,617

Income tax expense	50	—

Net income	$2,044	$2,617

Basic earnings per share
Net income	$0.14	$0.19

Diluted earnings per share
Net income	$0.14	$0.19

Weighted average number of shares outstanding
• Basic	14,642	14,142

Weighted average number of shares outstanding
• Diluted	14,767	14,142